U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2020 (April 21, 2020)

iBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-35023

(Commission File Number)

26-2797813

(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1601, New York, NY 10022-1737

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (302) 355-0650

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐  Emerging growth company

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock	IBIO	NYSE American

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 21, 2020, iBio, Inc. (the “Company”) entered into an Amended and Restated Executive Employment Agreement (the “Amended Employment Agreement”) with Thomas F. Isett 3rd, the Company’s Chief Executive Officer and Executive Co-Chairman. The Amended Employment Agreement amends and restates the Executive Employment Agreement, dated March 10, 2020, between the Company and Mr. Isett (the “Original Agreement”), which was disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2020.

The Amended Employment Agreement modifies the terms of the option grant contemplated under the Original Agreement. Under the Amended Employment Agreement, the Company is required to issue an option to purchase 975,000 shares of the Company’s common stock (the “Option”) to Mr. Isett pursuant to the Company’s 2018 Omnibus Equity Incentive Plan with an exercise price at the fair market value on the date of grant, as determined by the Company’s Board of Directors. The Option vests ratably over the 36-month period beginning on the date of the Original Agreement (1/36th per month) and will be deemed fully-vested upon any transaction or series of related transactions that constitutes a Change of Control Transaction (as defined below). There is no requirement under the Amended Employment Agreement for the Company to exchange the Option with a new option if the trading price of the Company’s securities as measured a specified intervals falls below the exercise price of the Option, as contemplated in the Original Agreement.

Other than the removal of the requirement to exchange the Option based on a decline in the Company’s share price under specified circumstances, the terms of the Amended Employment Agreement, as described below, remain unchanged from the Original Agreement.

The Amended Employment Agreement has a three-year term commencing on the date of the Original Agreement. Mr. Isett is entitled to an annual base salary of $490,000. He received a signing bonus of $450,000 upon execution of the Original Agreement and he will be paid an additional signing bonus in the amount of $250,000 in cash on March 10, 2021, provided he is then employed with the Company and has not given notice of resignation or been provided with written notice of termination for cause by the Company. For the Company’s fiscal year beginning July 1, 2019 and ending June 30, 2020, Mr. Isett will be paid a guaranteed bonus in the amount of $80,000. For all fiscal years beginning on or after July 1, 2020, Mr. Isett will be eligible to receive an incentive bonus of up to 60% of his base salary subject to achievement of performance criteria to be mutually agreed between the Board of Directors and Mr. Isett by July 31 of each fiscal year.

In addition, Mr. Isett will be awarded a cash bonus in the amount of 4.5% of the transaction consideration paid in connection with the consummation of a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets, within the meaning of Section 409A of the Internal Revenue Code of 1986 (a “Change of Control Transaction”), during the term of the Employment Agreement, provided that the Change of Control Transaction results in the Company’s stockholders receiving (or being entitled to receive, whether upon the consummation of the Change of Control Transaction or at a future date) transaction consideration worth at least 120% of the average closing trading price of the Company’s securities during the 20 trading-day period immediately preceding the consummation of the Change of Control Transaction.

Mr. Isett may participate in benefit plans for which he is eligible as may be established from time to time by the Company for its executive employees, and the Company has agreed to pay the full cost of all medical, vision, and dental benefits provided to Mr. Isett and his family. The Company also has agreed to pay for all continuing education expenses incurred by Mr. Isett up to a maximum of $7,500 per year.

If Mr. Isett’s duties require him to relocate his primary residence to any state in which the Company maintains a physical office location, the Company will reimburse him for all reasonable and documented relocation expenses incurred by him and the members of his immediate household in moving to the new location, including moving expenses, rental payments for temporary living quarters in the area of relocation for a period not to exceed six months, real estate brokerage commissions incurred in connection with the sale of his existing primary residence, and loan financing charges and closing costs incurred in connection with the acquisition and financing of a new residence.

Mr. Isett’s employment is on an “at will” basis and may be terminated at any time by Mr. Isett or the Company. If Mr. Isett’s employment is terminated for “cause,” as defined in the Amended Employment Agreement, he is entitled to receive his base salary and benefits accrued through the termination date. If the Company terminates Mr. Isett’s employment for reasons other than for cause or due to disability, then the Company is required to pay Mr. Isett’s base salary and any accrued annual bonus and benefits for a period equal to the lesser of 24 months after termination or the remaining balance of the term of the Amended Employment Agreement.

If Mr. Isett’s employment is terminated at any time in connection with a Change of Control Transaction, he will be entitled to a lump sum cash payment, within 30 days after termination, equal to 24 months of his then-current base salary, a lump sum cash payment, within 30 days after termination, equal to a pro-rated amount of his target annual bonus for the year immediately preceding the termination, payment of the full amount of all premiums for continued health benefits (including COBRA) under the Company’s health plans for a period of 12 months following the termination, and immediate vesting of 100% of the then-unvested portion of any outstanding equity awards.

The foregoing description of the Amended Employment Agreement is qualified in its entirety by the text of the agreement, a copy of which is attached hereto as Exhibit10.1 and incorporated herein by reference.

Item 9.01 Exhibits

10.1	Amended and Restated Executive Employment Agreement, dated as of April 21, 2020, between iBio, Inc. and Thomas F. Isett.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: April 24, 2020	By:	/s/ Robert L. Erwin
Name: Robert L. Erwin Title: President

EXHIBIT INDEX

10.1	Amended and Restated Executive Employment Agreement, dated as of April 21, 2020, between iBio, Inc. and Thomas F. Isett.